Exhibit 10.33

ExecutionVersion

FIRST AMENDED AND RESTATED COLLATERAL TRUST AND INTERCREDITOR AGREEMENT

dated as of April 06, 2010

among

COFFEYVILLE RESOURCES, LLC,

COFFEYVILLE FINANCE INC.,

THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent under the Existing Credit Agreement,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Indenture Agent under the Existing Indenture,

J. ARON & COMPANY,
as Hedging Counterparty under the Hedging Agreement

EACH FIRST LIEN REPRESENTATIVE
from time to time a party hereto,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Trustee

i

Table of Contents

(continued)

EXHIBIT

Exhibit A    —    Form of Joinder

ii

This FIRST AMENDED AND RESTATED COLLATERAL TRUST AND INTERCREDITOR AGREEMENT (this “Agreement”), dated as of April 06, 2010 and is by and among COFFEYVILLE RESOURCES, LLC, a Delaware corporation (the “Company”), COFFEYVILLE FINANCE INC., a Delaware corporation, the other Grantors from time to time party hereto, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“Credit Suisse”), as Administrative Agent (as defined below), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Agent (as defined below), each additional First Lien Representative (as defined below) that executes and delivers a Joinder, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral trustee (in such capacity and together with its successors in such capacity, the “Collateral Trustee”).

RECITALS

WHEREAS, the Company, certain Affiliates of the Company, as guarantors party thereto (the “Guarantors”), the lenders party thereto (the “Lenders”), GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”) and CREDIT SUISSE, as joint lead arrangers and joint bookrunners (the “Arrangers”), CREDIT SUISSE, as administrative agent (together with its successors in such capacity, the “Administrative Agent”), and the other Agents party thereto have entered into that certain Second Amended and Restated Credit and Guaranty Agreement, dated as of December 28, 2006, as amended by the First Amendment to the Second Amended and Restated Credit and Guaranty Agreement, dated as of August 23, 2007, the Second Amendment to the Second Amended and Restated Credit and Guaranty Agreement, dated as of December 22, 2008, the Third Amendment to the Second Amended and Restated Credit and Guaranty Agreement, dated as of October 2, 2009, and the Fourth Amendment to the Second Amended and Restated Credit and Guaranty Agreement dated as of March 12, 2010, initially providing for credit facilities in the aggregate amount of $1,075,000,000 (as further amended, restated, supplemented, modified, replaced or refinanced from time to time, the “Existing Credit Agreement”);

WHEREAS, the Company has entered into an Indenture, dated as of April 06, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Existing Indenture”), with the noteholders from time to time party thereto (the “Indenture Noteholders”) and Wells Fargo Bank, National Association, as trustee for the Indenture Noteholders (in such capacity and together with its successors in such capacity under any Existing Indenture, the “Indenture Agent”) pursuant to which the Company has issued the notes thereunder;

WHEREAS, on June 24, 2005 the Company entered into an ISDA Master Agreement relating to certain hedging transactions under such ISDA Master Agreement (collectively, as each may be amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “J. Aron Hedge Agreement”) by and between J. Aron & Company (“J. Aron”) and the Company;

WHEREAS, in connection with the execution and delivery of the Indenture, the Company has amended the Amended and Restated First Lien Pledge and Security Agreement, dated as of December 28, 2006, among the Grantors named therein and Credit Suisse as collateral agent thereunder (as amended, supplemented or otherwise modified from time to time, the “First Lien Security Agreement”) and each other Collateral Document (as such term is defined in the Existing Credit Agreement), to permit obligations with respect to the Existing Indenture to share equally and ratably in the collateral described therein;

WHEREAS, the Collateral Trustee has agreed to act on behalf of all Secured Parties with respect to the Collateral and is entering into this Agreement to, among other things, define the rights, duties, authority and responsibilities of the Collateral Trustee and the relationship among the Secured Parties regarding their interests in the Collateral.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

SECTION 1.

Definitions; Principles of Construction

1.1          Defined Terms.  Capitalized terms used but not defined in this Agreement will have the meanings assigned to them in the First Lien Security Agreement.  The following terms will have the following meanings:

“Act of Required First Lien Debtholders” means, as to any matter, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of First Lien Debt representing the Required First Lien Debtholders.

For purposes of this definition, (a) First Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company (other than GSCP, J. Aron or any of their Affiliates, other than GS Capital Partners V, L.P., and its affiliated private equity funds that have a direct or indirect equity investment in the Company) will be deemed not to be outstanding and neither the Company nor any Affiliate of the Company will be entitled to vote to direct the relevant First Lien Representative and (b) votes will be determined in accordance with Section 8.2.

“Additional Secured Debt” has the meaning set forth in Section 3.9(b).

“Administrative Agent” has the meaning set forth in the recitals.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“BI Endorsement” has the meaning set forth in Section 5.1(b).

“BI Policy” has the meaning set forth in Section 5.1(b).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Class” means every Series of First Lien Debt, taken together.

“Collateral” means, in the case of any Series of First Lien Debt, all properties and assets of the Company and the other Grantors, now owned or hereafter acquired in which Liens have been granted to the Collateral Trustee to secure any First Lien Obligations in respect of such Series of First Lien Debt.

“Collateral Trustee” has the meaning set forth in the preamble.

“Collateral Trustee Obligations” has the meaning set forth in the definition of “First Lien Debt”.

“Commodity Agreement” means any commodity exchange, swap, forward, cap, floor collar or other similar agreement or arrangement each of which is for the purpose of hedging the exposure of the Company and the Guarantors to fluctuations in the price of nitrogen fertilizers, hydrocarbons and refined products in their operations and not for speculative purposes.

“Common Collateral” means all Collateral in which Liens have been granted to secure all of the First Lien Debt.

“Company” has the meaning set forth in the preamble.

“Credit Agreement” means (a) the Existing Credit Agreement and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the indebtedness and other obligations outstanding under the Existing Credit Agreement or any other agreement or instrument referred to in this clause (b), which to the extent permitted under the Indenture, may result in an increase in the aggregate principal amount of Indebtedness outstanding thereunder; provided that any agreement or instrument described above in clause (b) shall only constitute the “Credit Agreement” (or a portion thereof) if the respective agreement or instrument provides that such agreement or instrument (or indebtedness thereunder) shall constitute “First Lien Debt” for purposes of this Agreement (and so long as same satisfies the requirements of clause (2) of the definition of First Lien Debt contained herein) and the respective First Lien Representative shall have notified the Collateral Trustee that such agreement or instrument shall constitute the Credit Agreement (or a portion thereof) and shall have executed and delivered to the Collateral Trustee a Joinder and the other actions specified in Section 3.9 of this Agreement shall have been taken with respect to the relevant Series of First Lien Debt being issued or incurred.  Any reference to the Credit Agreement hereunder shall be deemed a reference to any Credit Agreement then extant.  Notwithstanding the foregoing, in no event shall any First Lien Refinancing Debt Document (as defined in the Existing Credit Agreement or as any substantially similar term is defined in any credit agreement that refinances in full the Existing Credit Agreement or any previous refinancing in full thereof) be deemed to constitute the Credit Agreement hereunder.

“Credit Facility Obligations” means, collectively, all “Obligations” (or any other defined term having a similar purpose) as defined in the Credit Agreement.

“Credit Suisse” has the meaning assigned to such term in the Preamble to this Agreement.

“Credit Parties” means, collectively, the “Credit Parties” (or any other defined term having a similar purpose) as defined in the Existing Credit Agreement.

“Directing First Lien Representative” means:

(1)           if any Credit Facility Obligations are outstanding, the Administrative Agent;

(2)           if no Credit Facility Obligations are outstanding, the Indenture Agent; and

(3)           if neither Credit Facility Obligations nor Indenture Obligations are outstanding, and any other First Lien Obligations are outstanding, the respective creditor or any trustee, agent or representative thereof designated as such for the holders of such other First Lien Obligations;

provided, that the Collateral Trustee shall not be deemed to have knowledge of any change in the “Directing First Lien Representative” unless it receives written notice thereof from the Company; provided, further, that the “Directing First Lien Representative” may, but shall not be required to, await direction by an Act of Required First Lien Debtholders and will act, or decline to act, as directed by an Act of Required First Lien Debtholders, in respect of any act that requires the direction of the “Directing First Lien Representative”.

“Discharge of First Lien Obligations” means the occurrence of all of the following:

(1)           termination or expiration of all commitments to extend credit that would constitute First Lien Debt;

(2)           payment in full and discharge of the principal of and interest and premium (if any) on all First Lien Debt (other than any undrawn letters of credit);

(3)           termination, cancellation or cash collateralization of all outstanding letters of credit constituting First Lien Debt (other than such letters of credit that have theretofore been fully cash collateralized in accordance with the terms of the relevant First Lien Debt Documents, fully supported by a letter of credit satisfactory to the issuer of the letter of credit supported thereby or otherwise supported in a manner satisfactory to the respective issuers thereof); and

(4)           payment in full and discharge of all other First Lien Obligations that are outstanding and unpaid at the time the First Lien Debt is paid in full and discharged (including without limitation all Credit Facility Obligations, Indenture Obligations, guarantee and/or reimbursement obligations with respect thereto, and all First Lien Hedging Obligations and the termination of the J. Aron Hedge Agreement and payment in full of all obligations arising in connection with such termination) (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Equally and ratably” means, in reference to sharing of Liens granted to the Collateral Trustee for the benefit of the Secured Parties or proceeds thereof as between holders of First Lien Obligations, that such Liens or proceeds will be allocated and distributed to the applicable First Lien Representative for each outstanding Series of First Lien Debt for the account of the holders of such Series of First Lien Debt ratably in proportion to the First Lien Obligations under each outstanding Series of First Lien Debt when the allocation or distribution is made (it being expressly understood and agreed that, for purposes of determining “equally and ratably”, there shall be no double counting of the face amount of any letter of credit or any reimbursement obligation arising from a drawing thereunder, on the one hand, and any First Lien Debt or commitments to fund First Lien Debt to acquire a participating interest in any letter of credit or reimbursement obligation thereunder, on the other hand).

“Existing Credit Agreement” has the meaning set forth in the recitals.

“Existing Credit Facility Obligations” means, collectively, all “Obligations” as defined in the Existing Credit Agreement.

“Existing Hedge Agreement Obligations” means, collectively, any and all amounts owing by the Company and/or any Guarantor in respect of any Hedge Agreement Obligations accruing from time to time.

“Existing Indenture” has the meaning set forth in the recitals.

“Existing Indenture Obligations” means, collectively, all “Obligations” (or any other defined term having a similar purpose) as defined in the Existing Indenture.

“Existing Indenture Documents” means the “note documents” as defined in the Existing Indenture, and any amendments, supplements or replacements thereof, in each case, entered into in compliance with this Agreement.

“First and Subordinated Lien Intercreditor Agreement” means the First and Subordinated Lien Intercreditor Agreement, dated as of April 06, 2010, by and among the Collateral Trustee, Wells Fargo Bank, National Association, as subordinated collateral trustee, and the Company.

“First Lien” means a Lien granted by a First Lien Security Document to the Collateral Trustee for the benefit of the Secured Parties, at any time, upon any property of the Company or any other Grantor to secure First Lien Obligations.

“First Lien Debt” means:

(1)           all Existing Credit Facility Obligations; all Existing Indenture Obligations; and all Existing Hedge Agreement Obligations; and

(2)           to the extent issued or outstanding, (A) all Hedge Agreement Obligations, and (B) any other Indebtedness (including permitted refinancings of First Lien Debt, including any Credit Agreement as defined in clause (b) of the definition thereof contained herein and any Indenture as defined in clause (b) of the definition thereof contained herein) that, in the case of this clause (B), is secured Equally and ratably with the Credit Facility Obligations by a First Lien that was expressly permitted to be incurred and so secured under each then outstanding Credit Agreement and each other First Lien Debt Document; provided that the foregoing provisions of preceding clause (B) shall not be construed to permit general basket Indebtedness or Lien baskets to be used to provide equal and ratable security as First Lien Debt in each case unless the respective provisions in the then outstanding Credit Agreement and each other First Lien Debt Document expressly provide that equal and ratable liens on the Collateral with the Credit Facility Obligations shall be permitted; and provided further that in the case of any Indebtedness or other obligations referred to in this clause (B):

(a)           on or before the date on which such Indebtedness is (or other obligations are) incurred by the Company such Indebtedness is (or other obligations are) designated by the Company, in an Officer’s Certificate delivered to the Collateral Trustee, as “First Lien Debt” for the purposes of the First Lien Debt Documents;

(b)           such Indebtedness is (or other obligations are) evidenced or governed by an indenture, credit agreement, loan agreement, note agreement, promissory note, hedge agreement or other agreement or instrument that includes a Lien Sharing and Priority Confirmation, or such Indebtedness is (or other obligations are) subject to a Lien Sharing and Priority Confirmation; and

(c)           is designated as First Lien Debt in accordance with the requirements of Section 3.9(b) and the other requirements of Section 3.9 with respect thereto are satisfied (except as expressly permitted by Section 3.9).

In addition to the foregoing, all obligations owing to the Collateral Trustee in its capacity as such, whether pursuant to this Agreement or one or more of the First Lien Debt Documents, shall in each case be deemed to constitute First Lien Debt (although there shall be no separate Series of First Lien Debt as a result thereof) and First Lien Obligations (with the obligations described in this sentence being herein called “Collateral Trustee Obligations”), which Collateral Trustee Obligations shall be entitled to the priority provided in clause FIRST of Section 3.5(a) and (b).

“First Lien Debt Documents” means, collectively, the First Lien Credit Documents, the Existing Indenture Documents, the J. Aron Hedge Agreement, any Other Hedge Agreements entered into with a Lender Counterparty and any Specified Secured Hedge Agreements entered into with a Specified Hedge Counterparty (as defined in the First Lien Security Agreement), and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation, and any other document or instrument executed or delivered at any time in connection therewith, including any intercreditor or joinder agreement, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.

“First Lien Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the First Lien Debt Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the First Lien Debt Documents, including, without limitation, all outstanding Credit Facility Obligations, Existing Indenture Obligations, guaranty and/or reimbursement obligations with respect thereto, Existing Hedge Agreement Obligations, and such obligations in respect of any other Series of First Lien Debt issued or outstanding after the date of this Agreement.  As provided in the last sentence of the definition of “First Lien Debt”, all Collateral Trustee Obligations shall constitute First Lien Obligations.

“First Lien Representative” means:

(1)           in the case of the Existing Credit Agreement, the Administrative Agent;

(2)           in the case of the Existing Indenture, the Indenture Agent;

(3)           in the case of the J. Aron Hedge Agreement, J. Aron; or

(4)           in the case of any other Series of First Lien Debt, the respective creditor or any trustee, agent or representative thereof designated as such in the respective Series of First Lien Debt;

provided that neither the Collateral Trustee nor any First Lien Representative shall be deemed to have knowledge of any other First Lien Representative unless it receives notice thereof in accordance with the terms of this Agreement.

“First Lien Security Agreement” has the meaning set forth in the Recitals to this Agreement.

“First Lien Security Documents” means this Agreement, each Lien Sharing and Priority Confirmation, and all security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by the Company or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of any Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 8.1 including, without limitations, the Collateral Documents (or any other defined term having a similar purpose) (as such term is defined in each of the Existing Credit Agreement and the Existing Indenture).

“Grantors” means the Company and each of the Guarantors that have executed and delivered, or may from time to time hereafter execute and deliver, a First Lien Security Document as a “grantor” or “pledgor” (or the equivalent thereof).

“GSCP” has the meaning set forth in the Recitals.

“Guarantors” has the meaning set forth in the Recitals to this Agreement.

“Hedge Agreement Debt” means any and all amounts owing (whether or not then due or subject to any contingency) by the Company and/or any Guarantor or that may otherwise arise under the J. Aron Hedge Agreement, any Other Hedge Agreements, or Specified Secured Hedge Indebtedness (as defined in the Existing Credit Agreement) in an aggregate amount, in the case of Specified Secured Hedge Indebtedness, not to exceed $25,000,000 less the amount of Indebtedness (as defined in the Existing Credit Agreement) secured by Liens (as defined in the Existing Credit Agreement) permitted by Section 6.2(u) of the Existing Credit Agreement.

“Hedge Agreement Documents” means the J. Aron Hedge Agreement and schedules and confirmations thereunder, any Other Hedge Agreements and any Specified Secured Hedge Agreements.

“Hedge Agreement LOC” means a letter of credit issued under the First Lien Credit Agreement for the benefit of J. Aron or a Lender Counterparty under an Other Hedge Agreement or a Specified Hedge Counterparty (as defined in the First Lien Pledge and Security Agreement) under a Specified Secured Hedge Agreement.

“Hedge Agreement Obligations” means the Hedge Agreement Debt and all other obligations in respect of Hedge Agreement Debt.

“Hedge Agreement Outstanding Amount” means the amount that would be payable, as determined in the reasonable good faith judgment of the counterparty under the J. Aron Hedge Agreement, each Other Hedge Agreement and each Specified Secured Hedge Agreement, consistent with the prevailing market practice, under and in accordance with the terms of the applicable Hedge Agreement Documents if the transactions under such Hedge Agreement Documents were terminated on the date two Business Days prior to the date of any vote requiring the Act of the Required First Lien Debtholders, or if the transactions under such Hedge Agreement Documents were previously terminated, the termination amount determined in accordance with Section 6(c) of the J. Aron Hedge Agreement (and related provisions thereunder) as though an Event of Default had occurred under the J. Aron Hedge Agreement with the Company as the Defaulting Party, or any comparable provision of any Other Hedge Agreement or any Specified Secured Hedge Agreement, in each case, which remains unpaid as of the Business Day preceding any Act of Required First Lien Debtholders.

“Indebtedness” shall have the meaning assigned to such term in the Existing Credit Agreement, the Existing Indenture and in any other First Lien Debt Document.

“Indenture” means (a) the Existing Indenture and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the indebtedness and other obligations outstanding under the Existing Indenture or any other agreement or instrument referred to in this clause (b), which, to the extent permitted under the Credit Agreement, may result in an increase of the aggregate principal amount of Indebtedness outstanding thereunder; provided that any agreement or instrument described above in clause (b) shall only constitute the “Indenture” (or a portion thereof) if the respective agreement or instrument provides that such agreement or instrument (or indebtedness thereunder) shall constitute “First Lien Debt” for purposes of this Agreement (and so long as same satisfies the requirements of clause (2) of the definition of First Lien Debt contained herein) and the respective First Lien Representative shall have notified the Collateral Trustee that such agreement or instrument shall constitute the Indenture (or a portion thereof) and shall have executed and delivered to the Collateral Trustee a Joinder and the other actions specified in Section 3.9(a) and (b) of this Agreement shall have been taken with respect to the relevant Series of First Lien Debt being issued or incurred.  Any reference to the Existing Indenture hereunder shall be deemed a reference to any Indenture then extant.

“Indenture Agent” has the meaning set forth in the recitals.

“Indenture Noteholders” has the meaning set forth in the recitals.

“Indenture Obligations” means, collectively, all “Obligations” (or any other defined term having a similar purpose) as defined in the Indenture.

“Insolvency or Liquidation Proceeding” means:

(1)           any case commenced by or against the Company or any other Grantor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)           any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)           any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“J. Aron” has the meaning assigned to such term in the Recitals to this Agreement.

“J. Aron Hedge Agreement” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Joinder” means an agreement substantially in the form of Exhibit A.

“Lender Counterparty” means the Arrangers and each Lender or any Affiliate of a Lender counterparty to an Other Hedge Agreement (including any Person who was a First Lien Lender (and any Affiliate thereof) as of the Closing Date (as defined in the Existing Credit Agreement) but subsequently, whether before or after entering into an Other Hedge Agreement, ceases to be a Lender).

“Lenders” has the meaning set forth in the recitals.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Lien Sharing and Priority Confirmation” means as to any Series of First Lien Debt, the written agreement of the holders of such Series of First Lien Debt, or their applicable First Lien Representative on their behalf, in each case as set forth in the indenture, credit agreement, loan agreement, note agreement, promissory note, hedge agreement or other agreement or instrument evidencing or governing such Series of First Lien Debt (or in a separate writing binding upon holders of such Series of First Lien Debt), for the enforceable benefit of all holders of each existing and future Series of First Lien Debt and each existing and future First Lien Representative:

(a)           that all First Lien Obligations will be and are secured Equally and ratably by all First Liens at any time granted by the Company or any other Grantor to secure any obligations in respect of such Series of First Lien Debt, whether or not upon property otherwise constituting collateral for such Series of First Lien Debt, and that all such First Liens will be enforceable by the Collateral Trustee for the benefit of all holders of First Lien Obligations equally and ratably;

(b)           that the holders of any obligations in respect of such Series of First Lien Debt are bound by the provisions of this Agreement, including without limitation the provisions relating to the order of application of proceeds from enforcement of First Liens; and

(c)           consenting to and directing the Collateral Trustee to perform its obligations under this Agreement, the First and Subordinated Lien Intercreditor Agreement and the other First Lien Security Documents.

“Majority Holders” means, with respect to any Series of First Lien Debt, the holders of more than 50% of the First Lien Obligations (determined as provided in the first sentence of the definition of Required First Lien Debtholders) in respect thereof.

“Master Agreement” means any Master Agreement published by the International Swap and Derivatives Associations, Inc.

“Mortgaged Property” has the meaning specified in Section 3.9(d)(1)(a).

“Non-controlling First Lien Secured Parties’ Standstill Period” has the meaning set forth in Section 3.4.

“Officer’s Certificate” means a certificate of a Responsible Officer of the Company.

“Other Hedge Agreements” means an Interest Rate Agreement, a Currency Agreement or Commodity Agreement entered into with a Lender Counterparty in order to satisfy the requirements of the Existing Credit Agreement or otherwise in the ordinary course of the Company’s or the Guarantors’ business, other than the J. Aron Hedge Agreement, and otherwise permitted pursuant to the First Lien Debt Documents.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Required First Lien Debtholders” means, at any time, the holders of more than 50% of the sum of:

(a)           the aggregate outstanding principal amount of First Lien Debt (including outstanding letters of credit (unless fully cash collateralized in accordance with the terms of the relevant First Lien Debt Documents, fully supported by a letter of credit satisfactory to the issuer of the letter of credit supported thereby or otherwise supported in a manner satisfactory to the respective issuers thereof) whether or not then available or drawn but excluding obligations under Hedge Agreement Documents);

(b)           the aggregate of the Hedge Agreement Outstanding Amounts; and

(c)           other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute First Lien Obligations.

For purposes of this definition, (a) First Lien Obligations registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company (other than GSCP, J. Aron or any of their Affiliates, other than GS Capital Partners V, L.P., and its affiliated private equity funds that have a direct or indirect equity investment in the Company shall be deemed an Affiliate of the Company) will be deemed not to be outstanding and neither the Company nor any Affiliate of the Company will be entitled to vote to direct the relevant First Lien Representative, and (b) votes will be determined in accordance with the provisions of Section 8.2.  Notwithstanding the foregoing and except as provided in the immediately succeeding sentence, at all times when (x) the sum of (1) the outstanding Credit Facility Obligations, including contingent obligations with respect to letters of credit and (2) the aggregate unutilized commitments under the Credit Agreement, exceeds (y) $75,000,000, the only First Lien Obligations included in determining the Required First Lien Debtholders in accordance with the preceding sentence shall be the Credit Facility Obligations and Hedge Agreement Obligations outstanding from time to time and (without duplication) any guaranty and/or reimbursement obligations with respect thereto.  The immediately preceding sentence shall not be given effect with respect to amendments or other modifications of this Agreement pursuant to Section 8.1 but shall apply with respect to amendments or other modifications of other First Lien Security Documents pursuant to said Section so long as such amendment or modification is not by its express terms disproportionately adverse in any material respect to the holders of any Series of First Lien Debt (with releases of Collateral being deemed to be not disproportionately adverse).

“Responsible Officer” means an “Authorized Officer” as such term is defined in the Existing Credit Agreement.

“Secured Debt Default” means, with respect to any Series of First Lien Debt, any event or condition which, under the terms of any credit agreement, indenture, loan agreement, note agreement, promissory note, hedge agreement or other agreement or instrument evidencing or governing such Series of First Lien Debt, causes, or permits holders of First Lien Debt outstanding thereunder to cause, the First Lien Debt outstanding thereunder to become immediately due and payable.  For the avoidance of doubt, (i) an “Event of Default” (or any other defined term having a similar purpose) (as defined in the Existing Credit Agreement) and (ii) an “Event of Default” (or any other defined term having a similar purpose) (as defined in the Existing Indenture) shall, in each case, constitute a Secured Debt Default with respect to the Series of First Lien Debt evidenced by the Existing Credit Agreement or the Existing Indenture, as the case may be.

“Secured Debt Termination Date” means the date on which the Discharge of First Lien Obligations occurs.

“Secured Parties” means the Secured Parties, as defined in the First Lien Security Agreement and will include each holder of First Lien Obligations (and their applicable First Lien Representative).

“Series of First Lien Debt” means, severally, (i) Indebtedness under the Existing Credit Agreement, (ii) Indebtedness under the Existing Indenture, (iii) obligations under the J. Aron Hedge Agreement, (iv) all obligations under Other Hedge Agreements or any Specified Secured Hedge Agreement (with each separate such item constituting a separate series of First Lien Debt, except that agreements between one or more of the same Credit Parties, on the one hand, and one or more of the same counterparties, on the other hand, shall constitute a single series of First Lien Debt, so long as such agreements represent confirmations or transactions under a single common agreement among such parties) and (v) each separate issue of Indebtedness which constitutes First Lien Debt in accordance with clause (2) of the definition thereof contained herein (with agreements between one or more of the same Credit Parties, on the one hand, and one or more of the same counterparties, on the other hand, constituting a single issue and a single series of First Lien Debt, so long as such agreements represent confirmations or transactions under a single common agreement among such parties).

“Specified Secured Hedge Agreement” means any Master Agreement and schedules and confirmations thereunder in respect of Specified Secured Hedge Indebtedness.

“Successor Agent Agreement” means that Successor Agent Agreement dated as of April 06, 2010 by Credit Suisse as the Existing Agent, Wells Fargo Bank, National Association as the Successor Agent and the other parties thereto.

“Title Datedown Product” has the meaning specified in Section 3.9(d)(1)(c).

“Triggering Event” means a Secured Debt Default under (a) the Existing Credit Agreement or any other First Lien Credit Documents or under the Existing Indenture or any other Existing Indenture Documents or (b) at such time as the Existing Credit Agreement and the Existing Indenture are no longer effective, any then effective First Lien Debt Document.

“UCC” means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

1.2          Rules of Interpretation.  (a) All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.

(b)        Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(c)         The use in this Agreement or any of the other First Lien Security Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.  The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(d)        References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided.  References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided.  References to “Exhibits” and “Schedules” will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.

(e)         This Agreement and the other First Lien Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it.  Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other First Lien Security Documents.

(f)         Notwithstanding anything to the contrary in this Agreement, (i) “First Lien Debt” and “First Lien Obligations” shall include obligations incurred by Guarantors of the type described in clause (2) of the definition of “First Lien Debt”, so long as the requirements that would need to be satisfied for such obligations (if such obligations were instead incurred by

Company and not a Guarantor) to constitute First Lien Debt are satisfied; (ii) “Secured Party” (and their respective plural forms) shall include any such Persons that hold First Lien Debt or First Lien Obligations incurred by Guarantors that are described in preceding clause (i) (it being understood that preceding clauses (i) and (ii) do not cause the Collateral of any Grantor to directly secure First Lien Obligations incurred by a Guarantor that is not a Grantor, but clarify that (x) each Guarantor’s Guaranteed Obligations include such First Lien Obligations and (y) each Grantor’s Obligations secured by its Collateral include such Grantor’s guaranty of the Guaranteed Obligations described in clause (x)); and (iii) each reference to “Grantors” on the cover page, in the preamble and in Section 8.1(d) also shall be a reference to “Guarantors”.

SECTION 2.

The Liens

2.1          Collateral Shared Equally and Ratably within Class.  The parties to this Agreement agree that except as expressly set forth in Section 3.5, the payment and satisfaction of all of the First Lien Obligations within each Class will be secured Equally and ratably by the Liens established in favor of the Collateral Trustee for the benefit of the Secured Parties belonging to such Class.

2.2          No New Liens.  (a)               So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the parties hereto agree that the Company shall not, and shall not permit any other Grantor to grant or permit any additional Liens on any asset or property to secure any First Lien Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure all First Lien Obligations.

(b)           If, notwithstanding the provisions of Section 2.2(a) above, any Secured Party acquires any Liens over any asset or property of the Company or any other Grantor that is not part of the Common Collateral, such Secured Party will forthwith deliver such Liens to the Collateral Trustee, or be deemed to hold such Liens, for the account of all of the Secured Parties.

(c)           Nothing in this Section 2.2 shall limit the ability of the Company or any Grantor to incur new First Lien Debt.

SECTION 3.

Obligations and Powers of Collateral Trustee

3.1          Transfer of the Collateral Trustee; Restatement of Appointment.  Pursuant to the terms of the Successor Agent Agreement, Credit Suisse has transfered the rights, obligations and responsibilities as collateral agent under the First Lien Security Documents to Wells Fargo Bank, National Association and Wells Fargo Bank, National Association has assumed all such rights, obligations and responsibilities as Collateral Trustee thereunder, in each case, except as expressly set forth in such Successor Agent Agreement.  Each of the other parties hereto hereby acknowledges and consents to such transfer.  Each holder of First Lien Debt, acting through its First Lien Representative, hereby appoints the Collateral Trustee to serve as

Collateral Trustee hereunder on the terms and conditions set forth herein and the other First Lien Security Documents (including in particular Section 8 of the First Lien Security Agreement).

3.2          Undertaking of the Collateral Trustee.  (a) Subject to, and in accordance with, this Agreement and the other First Lien Security Documents (including in particular Section 8 of the First Lien Security Agreement), Wells Fargo Bank, National Association will, as collateral trustee, for the benefit solely and exclusively of the present and future Secured Parties:

(1)           accept, enter into, hold, maintain, administer and enforce all First Lien Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the First Lien Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the First Lien Security Documents;

(2)           take all lawful and commercially reasonable actions permitted under the First Lien Security Documents, at the written direction of the Directing First Lien Representative, to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(3)           deliver and receive notices pursuant to the First Lien Security Documents;

(4)           at the direction of the Directing First Lien Representative, sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the First Lien Security Documents and its other interests, rights, powers and remedies;

(5)           remit as provided in Section 3.5 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the First Lien Security Documents or any of its other interests, rights, powers or remedies;

(6)           execute and deliver amendments to the First Lien Security Documents as from time to time directed by the Directing First Lien Representative pursuant to Section 8.1; and

(7)           at the direction of the Directing First Lien Representative, release any Lien granted to it by any First Lien Security Document upon any Collateral if and as required by Section 4.1.

(b)        Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.2(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.

(c)         Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the First Lien Obligations) unless (i) the exercise of such remedy or action shall then be permitted under the underlying First Lien Security Document and (ii) it shall have been directed by written notice of an Act of Required First Lien Debtholders and then only in accordance with the provisions of this Agreement and the other First Lien Security Documents.

3.3          Release or Subordination of Liens.  The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:

(a)        as directed by an Act of Required First Lien Debtholders accompanied by an Officer’s Certificate to the effect that the release or subordination was permitted by each applicable First Lien Debt Document;

(b)        as required by Article 4;

(c)         as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction; or

(d)        in connection with any foreclosure or exercise of rights and remedies pursuant to Section 3.4.

3.4          Enforcement of Liens.  If the Collateral Trustee at any time receives written notice from the Directing First Lien Representative that any Triggering Event has occurred entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens hereunder or under any First Lien Security Agreement, the Collateral Trustee will promptly deliver written notice thereof to each First Lien Representative.  Thereafter, the Collateral Trustee may await written direction by an Act of Required First Lien Debtholders and will act, or decline to act, as directed by an Act of Required First Lien Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the First Lien Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required First Lien Debtholders.  Subsequent to the Collateral Trustee delivering written notice to each First Lien Representative that any Triggering Event has occurred entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens thereunder, then, unless it has been directed to the contrary by an Act of Required First Lien Debtholders, the Collateral Trustee in any event may at the direction of the Directing First Lien Representative (but will not be obligated to) take all lawful and commercially reasonable actions permitted under the First Lien Security Documents to protect or preserve its interest in the Collateral subject thereto and the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the First Lien Security Documents.  Notwithstanding anything to the contrary contained in this Agreement and without limiting the rights of the Required First Lien Debtholders to act as provided above, at any time while a payment default has occurred and is continuing with respect to any Series of First Lien Debt following the final maturity thereof or the acceleration by the holders of such Series of First Lien Debt of the maturity of all then outstanding First Lien Obligations in respect thereof, and in either case after the passage of a period of 180 days (the “Non-controlling First Lien Secured Parties’ Standstill Period”) from the date of delivery of a notice of same in writing (and requesting that enforcement action be taken with respect to the Common Collateral) to the Collateral Trustee and each other First Lien Representative and so long as the respective payment default shall not have been cured or waived (or the respective acceleration rescinded), the Majority Holders in respect of such Series of First Lien Debt may exercise their rights and remedies in respect of Common Collateral under the respective First Lien Security Documents; provided further, however, that, notwithstanding the foregoing, in no event shall any holder of such Series of First Lien Debt exercise or continue to exercise (or be permitted to direct the Collateral Trustee to exercise or continue to exercise) any such rights or remedies if, notwithstanding the expiration of the Non-controlling First Lien Secured Parties’ Standstill Period, (i) the Collateral Trustee, at the direction of the Directing First Lien Representative (whether or not directed by Act of the Required First Lien Debtholders) or the Required First Lien Debtholders shall have commenced and be diligently pursuing the exercise of rights and remedies with respect to any of the Common Collateral (prompt notice of such exercise to be given to the First Lien Representative of the holders of the relevant Series of First Lien Debt) or (ii) an Insolvency Proceeding in respect of the respective Grantor shall have been commenced and be continuing.  Each of the Secured Parties hereby authorizes the Collateral Trustee to take such action as directed by an Act of Required First Lien Debtholders pursuant to the First and Subordinated Lien Intercreditor Agreement.

3.5          Application of Proceeds.  (a) If there is Collateral with respect to any Series of First Lien Debt that is not Common Collateral, the Collateral Trustee will apply the proceeds of any collection, sale, foreclosure or other realization upon all Collateral, including Common Collateral and the proceeds of any title insurance policy required under any First Lien Debt Document in the following order of application:

FIRST, to the payment of all reasonable and documented fees, costs and expenses incurred by the Collateral Trustee in connection with such sale, collection or realization or otherwise in connection with this Agreement or any of the First Lien Obligations, and to any other Collateral Trustee Obligations, including all court costs and the reasonable fees and expenses of its co-trustees, agents and legal counsel, the repayment of all advances made by the Collateral Trustee hereunder on behalf of any Grantor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

SECOND, to the First Lien Representative for the Existing Credit Agreement for application to the payment of all outstanding Credit Facility Obligations and First Lien Obligations with respect to the J. Aron Hedge Agreement that are then due and payable in such order as may be provided in the First Lien Credit Documents in an amount sufficient to pay in full and discharge all outstanding Credit Facility Obligations and such Obligations under the J. Aron Hedge Agreement that are then due and payable (including cash collateralization of all outstanding letters of credit constituting Credit Facility Obligations that have not theretofore been cancelled, terminated, fully cash collateralized as provided above, fully supported by a letter of credit satisfactory to the issuer of the letter of credit supported thereby or otherwise supported in a manner satisfactory to the respective issuers thereof);

THIRD, to the First Lien Representatives for any other Series of First Lien Debt for application to the payment of all other outstanding First Lien Debt and any other First Lien Obligations that are then due and payable in such order as may be provided in the Existing Indenture Documents and such other First Lien Debt Documents in an amount sufficient to pay in full and discharge all outstanding Existing Indenture Obligations and all other First Lien Obligations that are then due and payable; and

FOURTH, any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

For purposes of this Section 3.5(a), “proceeds” of Collateral includes any and all cash, securities and other property realized from collection, foreclosure or enforcement of the Collateral Trustee’s Liens upon the Collateral (including distributions of Collateral in satisfaction of any First Lien Obligations).

(b)           If all Collateral with respect to all First Lien Obligations is Common Collateral, the Collateral Trustee will apply the proceeds of any collection, sale, foreclosure or other realization upon all Collateral, including Common Collateral and the proceeds of any title insurance policy required under any First Lien Debt Document in the following order of application:

FIRST, to the payment of all reasonable and documented fees, costs and expenses incurred by the Collateral Trustee in connection with such sale, collection or realization or otherwise in connection with this Agreement or any of the First Lien Obligations, and to any other Collateral Trustee Obligations, including all court costs and the reasonable fees and expenses of its co-trustees, agents and legal counsel, the repayment of all advances made by the Collateral Trustee hereunder on behalf of any Grantor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

SECOND, to each the First Lien Representative for each Series of First Lien Debt for application to the payment of all outstanding First Lien Debt and any other First Lien Obligations that are then due and payable in such order as may be provided in the applicable First Lien Debt Documents in an amount sufficient to pay in full and discharge all outstanding First Lien Obligations that are then due and payable; and

THIRD, any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

For purposes of this Section 3.5(b), “proceeds” of Collateral includes any and all cash, securities and other property realized from collection, foreclosure or enforcement of the Collateral Trustee’s Liens upon the Collateral (including distributions of Collateral in satisfaction of any First Lien Obligations).

(c)         If any Secured Party collects or receives any proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of the Credit Facility Obligations in accordance with Section 3.5(a) above, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Secured Party will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Credit Facility Obligations, to be applied in accordance with Section 3.5(a).  Until so delivered, such proceeds will be held by such Secured Party, for the benefit of the holders of the Credit Facility Obligations.

(d)        This Section 3.5 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of First Lien Obligations, each present and future First Lien Representative and the Collateral Trustee.  The First Lien Representative of each future Series of First Lien Debt will, to the extent provided in this Agreement, be required to deliver a Lien Sharing and Priority Confirmation to the Collateral Trustee at the time of incurrence of such Series of First Lien Debt.

(e)         In connection with the application of proceeds pursuant to this Section 3.5, except as otherwise directed by an Act of Required First Lien Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

3.6          Powers of the Collateral Trustee.  (a)  The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the First Lien Security Documents and applicable law and in equity and to act as set forth in this Article 3 or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required First Lien Debtholders.

(b)        No First Lien Representative or holder of First Lien Obligations will have any liability whatsoever for any act or omission of the Collateral Trustee.

3.7          Documents and Communications.  The Collateral Trustee will permit each First Lien Representative and each holder of First Lien Obligations upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all First Lien Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

3.8          For Sole and Exclusive Benefit of Holders of First Lien Obligations.  The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property constituting Collateral solely and exclusively for the benefit of the present and future holders of present and future First Lien Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.5.

3.9          Secured Debt.  (a)  The Collateral Trustee will, as collateral trustee hereunder, perform its undertakings set forth in Section 3.1(a) with respect to each holder of First Lien Obligations of a Series of First Lien Debt that is issued or incurred after the date hereof (or that is incurred prior to the date of this Agreement and constitutes Secured Obligations under and as defined in the First Lien Security Agreement) that:

(1)           holds First Lien Obligations that constitute First Lien Debt in accordance with clause (1) of the definition of “First Lien Debt” contained herein, or are identified as First Lien Debt in accordance with the procedures set forth in Section 3.9(b);

(2)           signs, through its designated First Lien Representative identified pursuant to Section 3.9(b), a Joinder; and

(3)           delivers a Lien Sharing and Priority Confirmation;

provided that the actions required by preceding clauses (2) and (3), and following Section 3.9(b), shall not be required to be taken with respect to First Lien Debt as described in clause (1) of the definition of “First Lien Debt” contained herein.

(b)        The Company will be permitted to designate as an additional holder of First Lien Debt hereunder each Person who is, or who becomes, the holder of First Lien Debt which is incurred in accordance with the terms hereof (including the definition of First Lien Debt) as additional First Lien Debt.  The Company may effect such designation by delivering to the Collateral Trustee each of the following:

(1)           an Officer’s Certificate describing in reasonable detail the respective First Lien Debt and stating that the Company or such other Grantor has incurred or intends to incur such obligations as additional First Lien Debt (“Additional Secured Debt”) which will permitted by each applicable First Lien Debt Document to be incurred and secured by a Lien Equally and ratably with all previously existing and future First Lien Debt; and

(2)           a written notice specifying the name and address of the First Lien Representative for such series of Additional Secured Debt for purposes of Section 8.5.

Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Company or any other Grantor to incur additional Indebtedness or grant additional Liens unless, in each case, otherwise permitted by the terms of all applicable First Lien Debt Documents.

(c)         With respect to any Series of First Lien Debt incurred after the date of this Agreement, the Company and each of the Grantors agrees to take such actions (if any) as may from time to time reasonably be requested by the Collateral Trustee, any First Lien Representative or any Act of Required First Lien Debt Holders, and enter into such technical amendments, modifications and/or supplements to the then existing guarantees and First Lien Security Documents (or execute and deliver such additional First Lien Security Documents) as may from time to time be reasonably requested by the Directing First Lien Representative (including as contemplated by clause (d) below),  to ensure that the relevant additional First Lien Obligations, are secured by, and entitled to the benefits of, the relevant First Lien Security Documents, and each Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Collateral Trustee to enter into, any such technical amendments, modifications and/or supplements (and additional First Lien Security Documents).  The

Company and each Grantor hereby further agree that, if there are any recording, filing or other similar fees payable in connection with any of the actions to be taken pursuant to this Section 3.9(c) or (d), all such amounts shall be paid by, and shall be for the account of, the Company and the respective Grantors, on a joint and several basis.

(d)           Without limitation of the foregoing, the Company and each of the Grantors agrees to take the following actions with respect to all Additional Secured Debt.

(1) with respect to any real property Collateral:

(a) The Company and the Guarantors shall enter into, and deliver to the Collateral Trustee, a mortgage modification or new Mortgage with regard to each Real Estate Asset (as such term is defined in the Existing Credit Agreement) subject to a Mortgage (each a “Mortgaged Property”) at the time of such incurrence, in proper form for recording in all applicable jurisdictions, in a form reasonably satisfactory to the Directing First Lien Representative;

(b) The Company or the applicable Guarantor will cause to be delivered a local counsel opinion with respect to each such Mortgaged Property entered into pursuant to clause (a) above in form and substance, and issued by law firms, in each case, reasonably satisfactory to the Directing First Lien Representative;

(c) The Company or the applicable Guarantor will cause a title company to have delivered to the Collateral Trustee an endorsement to each title insurance policy then in effect for the benefit of the Secured Parties, date down(s) (which may include a new title insurance policy) (each such delivery, a “Title Datedown Product”), in each case insuring that (i) the priority of the Lien of the applicable Mortgage(s) as security for the First Lien Obligations has not changed and if a new Mortgage is entered into, that the Lien of such new Mortgage securing the First Lien Debt then being incurred shall have the same priority as any existing Mortgage securing then existing First Lien Obligations, (ii) since the later of the original date of such title insurance product and the date of the Title Datedown Product delivered most recently prior to (and not in connection with) such additional Indebtedness, there has been no change in the condition of title and (iii) there are no intervening liens or encumbrances which may then or thereafter take priority over the Lien of the applicable Mortgage(s), in each case other than with respect to Liens permitted by each First Lien Debt Document; and

(d) the Company or the applicable Guarantor will, at the request of the Directing First Lien Representative, deliver to the approved title company, the Collateral Trustee and/or all other relevant third parties all other items reasonably necessary to maintain the continuing priority of (i) the Lien of the Mortgages as security for the First Lien Obligations and (ii) any other Mortgages which secure First Lien Debt.

(2) with respect to any personal property Collateral:

(a) The Company and the Guarantors shall enter into, and deliver to the Collateral Trustee, in the sole discretion of the Directing First Lien Representative, either (x) amendments to this Agreement and the First Lien Security Documents that permit the obligations with respect to such First Lien Debt to be secured pari passu with the then existing First Lien Obligations or (y) additional security and collateral documents which are substantially similar to the First Lien Security Documents, in each case, in a form reasonably satisfactory to the Directing First Lien Representative;

(b) The Company or the applicable Guarantor will cause to be delivered opinions of local and other counsel with respect to such personal property Collateral in form and substance, and issued by law firms, in each case, reasonably satisfactory to the Directing First Lien Representative; and

(c) the Company or the applicable Guarantor will, upon the request of the Directing First Lien Representative, take all actions reasonably necessary to maintain the continuing priority of the Liens securing the First Lien Obligations such that all Liens securing First Lien Debt shall have the same priority as any existing Liens securing the First Lien Obligations prior to the incurrence of such Additional Secured Debt and the priority of the Liens security the First Lien Obligations shall not be affected by the incurrence of the Additional Secured Debt.

SECTION 4.

Obligations Enforceable by the Company and the Other Grantors

4.1          Release of Liens on Collateral.  The Collateral Trustee’s Liens upon the Collateral will be released and terminate:

(a)        in whole, upon the Secured Debt Termination Date;

(b)        upon the written request of the Company and the respective Grantor to the Collateral Trustee, as to any Collateral of a Grantor (other than the Company) that (x) is released as a Guarantor under each First Lien Debt Document and (y) is not obligated (as primary obligor or guarantor) with respect to any other First Lien Obligations at such time and so long as the respective release does not violate the terms of any First Lien Debt Document which then remains in effect;

(c)         as to any Collateral that is released, sold, transferred or otherwise disposed of by the Company or any other Grantor to a Person that is not (either before or after such release, sale, transfer or disposition) the Company or a Subsidiary thereof in a transaction or other circumstance that complies with the terms of the Credit Agreement (for so long as the Credit Agreement is in effect) and the Existing Indenture (for so long as the Existing Indenture is in effect) and is not prohibited by any of the other First Lien Debt Documents, at the time of such release, sale, transfer or other disposition and to the extent of the interest released, sold, transferred or otherwise disposed of;

(d)        as to a release of less than all or substantially all of the Collateral (other than pursuant to clause (a), (b) or (c) above) at any time prior to the Discharge of First Lien Obligations if written consent to the release of all First Liens on such Collateral has been given by an Act of Required First Lien Debtholders; and

(e)         as to a release of all or substantially all of the Collateral, if (A) consent to release of that Collateral has been given by the requisite percentage or number of holders of each Series of First Lien Debt at the time outstanding as provided for in the applicable First Lien Debt Documents and (B) the Company has delivered an Officer’s Certificate to the Collateral Trustee certifying that any such necessary consents have been obtained.

(f)         At any time that any Grantor desires that the Collateral Trustee take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing provisions of this Section 4.1, the Company and the respective Grantor shall deliver to the Collateral Trustee a certificate signed by an officer of the Company and such Grantor stating that the release of the respective Collateral is permitted pursuant to Section 4.1(a), (b), (c), (d) or (e), as the case may be.  In determining whether any release of Collateral is permitted, the Collateral Trustee shall be entitled to conclusively rely on any officer’s certificate furnished by it pursuant to the immediately preceding sentence. All actions taken pursuant to this Section 4.1 shall be at the sole cost and expense of the Company and the respective Grantor.

4.2          Agreements of the Collateral Trustee and First Lien Representatives.  (a)  In connection with any release of the Collateral Trustee’s Lien on the Collateral pursuant to Section 4.1, the Collateral Trustee shall (subject to compliance with Section 4.1(f)) execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such release.  Any execution and delivery of documents pursuant to this Section 4.2 shall be without recourse to or warranty by the Collateral Trustee.

(b)        The Collateral Trustee hereby agrees that:

(1)           in the case of any release pursuant to Section 4.1(c), if the terms of any such release, sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the Company or other applicable Grantor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and

(2)           within one Business Day of the receipt by it of any Act of Required First Lien Debtholders pursuant to Section 4.1(d), the Collateral Trustee will deliver a copy of such Act of Required First Lien Debtholders to each First Lien Representative.

(c)         Each First Lien Representative hereby agrees that within one Business Day after the receipt by it of any notice from the Collateral Trustee pursuant to Section 4.2(b)(2), such First Lien Representative will deliver a copy of such notice to each registered holder of the Series of First Lien Debt for which it acts as First Lien Representative.

SECTION 5.

Separate Collateral

5.1          Separate Collateral. (a) Notwithstanding any provision of this Agreement or any other Collateral Document (as defined in the Existing Credit Agreement) to the contrary,

in no event shall any Secured Party, other than J. Aron or any successor as counterparty under the J. Aron Hedge Agreement, have any claim on, or right title or interest in and to the Hedge Agreement LOC or any proceeds thereof.  Each Secured Party, other than J. Aron or any successor as counterparty under the J. Aron Hedge Agreement, acknowledges and agrees that the Hedge Agreement LOC is solely for the benefit of J. Aron and any successor thereto and J. Aron or any such successor shall not be required to share the Hedge Agreement LOC or any portion of the proceeds of such Hedge Agreement LOC with any Secured Party.

(b) If at any time the Company has in place an endorsement to the Company’s business interruption insurance policy (the “BI Policy”) that names J. Aron as Loss Payee (the “BI Endorsement”), and (i) a recoverable loss under such BI Policy has occurred and is continuing, (ii) J. Aron is permitted under such BI Endorsement to seek payment directly from the issuer of the BI Policy and (iii) amounts are payable to J. Aron under the J. Aron Hedge Agreement, J. Aron shall continue to seek payment of the obligations due to it from the Company and will only seek payment under the BI Endorsement if J. Aron would have the right to terminate the J. Aron Hedge Agreement.  This provision shall not otherwise affect J. Aron’s rights set forth herein, under the Hedge Agreement LOC and under the other First Lien Debt Documents.

SECTION 6.

Immunities of the Collateral Trustee

6.1          No Implied Duty.  The Collateral Trustee will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement and the other First Lien Security Documents.  The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other First Lien Security Documents.

6.2          Appointment of Agents and Advisors.  The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors, at the expense of the Company, selected by it in good faith as it may reasonably require.

6.3          Other Agreements.  The Collateral Trustee has accepted and is bound by the First Lien Security Documents executed by the Collateral Trustee as of the date of this Agreement and, as directed by an Act of Required First Lien Debtholders, the Collateral Trustee shall execute additional First Lien Security Documents delivered to it after the date of this Agreement; provided, however, that such additional First Lien Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee.  The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture, hedge agreement or other agreement governing First Lien Debt (other than this Agreement and the other First Lien Security Documents).

6.4          Solicitation of Instructions.  (a)  The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Required First Lien Debtholders, an Officer’s Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other First Lien Security Documents, and the Collateral Trustee may await receipt of the respective confirmatory instructions before taking the respective such action.

(b)        No written direction given to the Collateral Trustee by an Act of Required First Lien Debtholders that in the sole judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other First Lien Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

6.5          Limitation of Liability.  The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other First Lien Security Document, except for its own gross negligence, bad faith or willful misconduct, in each case as determined by a final, non-appealable order by a court of competent jurisdiction.

6.6          Documents in Satisfactory Form.  The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

6.7          Entitled to Rely.  The Collateral Trustee may seek and conclusively rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company or any other Grantor in compliance with the provisions of this Agreement or delivered to it by any First Lien Representative as to the holders of First Lien Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof.  The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other First Lien Security Documents has been duly authorized to do so.  To the extent an Officer’s Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on Officer’s Certificate or opinion of counsel as to such matter and such Officer’s Certificate or opinion of counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other First Lien Security Documents, in each case absent manifest error.

6.8          Triggering Event.  The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Triggering Event and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Triggering Event unless and until it is directed by an Act of Required First Lien Debtholders.

6.9          Actions by Collateral Trustee.  As to any matter not expressly provided for by this Agreement or the other First Lien Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Required First Lien Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the holders of First Lien Obligations.

6.10        Security or Indemnity in favor of the Collateral Trustee.  The Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

6.11        Rights of the Collateral Trustee.  In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other First Lien Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other First Lien Security Document.  In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other First Lien Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other First Lien Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other First Lien Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction, provided that the parties hereto acknowledge that the terms of this Agreement are not intended to negate any specific rights of the Company or the other Grantors in any First Lien Debt Document.

6.12        Limitations on Duty of Collateral Trustee in Respect of Collateral.  (a)  The Collateral Trustee’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the NY UCC or otherwise, shall be to deal with it in the same manner as the Collateral Trustee deals with similar property for its own account.  The Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Trustee accords its own property.  Neither the Collateral Trustee, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Collateral Trustee and the other Secured Parties hereunder are solely to protect the Collateral Trustee’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Trustee or any other Secured Party to exercise any such powers.  The Collateral Trustee and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct (in each case as determined by a final, non-appealable order by a court of competent jurisdiction).

(b)        Except as provided in Section 6.12(a), the Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct (in each case as determined by a final, non-appealable order by a court of competent jurisdiction) on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.  The Collateral Trustee hereby disclaims any representation or warranty to the present and future holders of the First Lien Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.  The Collateral Trustee will not be responsible for determining whether any given First Lien Obligations are in fact secured pursuant to the various First Lien Security Documents, it being understood that each Secured Party shall be responsible for ascertaining whether its obligations are in fact secured pursuant to the First Lien Security Documents.

6.13        Assumption of Rights, Not Assumption of Duties.  Notwithstanding anything to the contrary contained herein:

(1)           each of the parties thereto will remain liable under each of the First Lien Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;

(2)           the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other First Lien Security Documents; and

(3)           the Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than the Collateral Trustee.

6.14        No Liability for Clean Up of Hazardous Materials.  In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver.  The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral

Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

SECTION 7.

Removal or Resignation of the Collateral Trustee

7.1          Removal or Resignation of Collateral Trustee.  Subject to the appointment of a successor Collateral Trustee as provided in Section 7.2 and the acceptance of such appointment by the successor Collateral Trustee:

(a)           the Collateral Trustee may resign at any time by giving not less than 30 days’ notice of resignation to each First Lien Representative and the Company; and

(b)           the Collateral Trustee may be removed at any time, with or without cause, by an Act of Required First Lien Debtholders.

7.2          Appointment of Successor Collateral Trustee.  Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Required First Lien Debtholders; provided that, so long as no Secured Debt Default has occurred and is continuing, such successor Collateral Trustee shall be reasonably acceptable to the Company.  If no successor Collateral Trustee has been so appointed and accepted such appointment within 10 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Company), at its option, appoint a successor Collateral Trustee reasonably acceptable to the Company (but only if no Secured Debt Default has occurred and is continuing), or petition a court of competent jurisdiction for appointment of any such successor Collateral Trustee, which must be a bank or trust company:

(1)           authorized to exercise corporate agency powers;

(2)           having a combined capital and surplus of at least $100,000,000; and

(3)           maintaining an office in New York, New York.

The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 7.2 has accepted its appointment as Collateral Trustee and the provisions of Section 7.3 have been satisfied.

7.3          Succession.  When the Person so appointed as successor Collateral Trustee accepts such appointment:

(1)           such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and

(2)           the predecessor Collateral Trustee will (at the expense of the Company) promptly transfer all Liens and collateral security and other property constituting

Collateral within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the First Lien Security Documents or the Collateral.

Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 6 and the provisions of Section 8.9.

7.4          Merger, Conversion or Consolidation of Collateral Trustee.  Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 7.3, provided that without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (3) of Section 7.2.

SECTION 8.

Miscellaneous Provisions

8.1          Amendment.  (a)  No amendment or supplement to the provisions of any Credit Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required First Lien Debtholders, except that:

(1)           any amendment or supplement that has the effect solely of adding or maintaining Collateral, securing additional Indebtedness that was otherwise permitted by the terms of the First Lien Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Trustee therein will become effective when executed and delivered by the Company or any other applicable Grantor party thereto and the Collateral Trustee;

(2)           no amendment or supplement that reduces, impairs or adversely affects the right of any holder of First Lien Obligations:

(A)          to vote its First Lien Debt as to any matter described as subject to an Act of Required First Lien Debtholders or a vote of the Required First Lien Debtholders (or amends the provisions of this clause (2) or the definition of “Act of Required First Lien Debtholders”),

(B)          to share in the order of application described in Section 3.5 in the proceeds of enforcement of or realization on any Collateral,

(C)          to require that Liens securing First Lien Obligations of such holder be released only as set forth in the provisions described in Section 4.1, or

(D)          under the definition of “First Lien Intercreditor Agreement”,

will become effective without the consent of the requisite percentage or number of holders of each Series of First Lien Debt  so affected under the applicable First Lien Debt Documents; and

(3)           no amendment or supplement that imposes any obligation upon the Collateral Trustee or any First Lien Representative or adversely affects the rights of the Collateral Trustee or any First Lien Representative, respectively, in its capacity as such will become effective without the consent of the Collateral Trustee or such First Lien Representative, respectively.

(b)        Notwithstanding Section 8.1(a) but subject to Sections 8.1(a)(2) and 8.1(a)(3), any mortgage or other Security Document that secures First Lien Obligations may be amended or supplemented with the approval of the Collateral Trustee acting as directed in writing by the Required First Lien Debtholders.

(c)         The Collateral Trustee will deliver a copy of each amendment or supplement to the First Lien Security Documents to each First Lien Representative upon request.

(d)        Notwithstanding Section 8.1(a) and (b), (i) the addition of a party hereto as a Grantor, or any First Lien Representative pursuant to Section 8.18 or 3.9 shall not require further approval under Section 8.1(a), and (ii) the written consent of the Company and each Grantor shall be required for any amendment or modification of this Agreement that directly affects the rights, duties or interests of the Company or such Grantor.

8.2          Voting.  (a) In connection with any matter under this Agreement requiring a vote of holders of First Lien Debt, each Series of First Lien Debt will cast its votes in accordance with the First Lien Debt Documents governing such Series of First Lien Debt.  The amount of First Lien Debt to be voted by a Series of First Lien Debt will equal (1) the aggregate principal amount of First Lien held by such Series of First Lien Debt (including outstanding letters of credit (unless fully cash collateralized in accordance with the terms of the relevant First Lien Debt Documents, fully supported by a letter of credit satisfactory to the issuer of the letter of credit supported thereby or otherwise supported in a manner satisfactory to the respective issuers thereof) whether or not then available or drawn, but excluding obligations under Hedge Agreement Documents), plus (2) the aggregate Hedge Agreement Outstanding Amount, plus (3) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of First Lien Debt.  Following and in accordance with the outcome of the applicable vote under its First Lien Debt Documents, the First Lien Representative of each Series of First Lien Debt will cast all of its votes as a block in respect of any vote under this Agreement.  In making all determinations of votes hereunder, the Collateral Trustee shall be entitled to rely upon the votes, and relative outstanding amounts, as determined and reported to it by the various First Lien Representatives, and shall have no duty to independently ascertain such a votes or amounts.

(b)           If the J. Aron Hedge Agreement is in existence or any Hedge Agreement Debt is owed to J. Aron, J. Aron shall be entitled to vote in accordance with Section 8.2(a) on (i)

any remedies proposed to be taken by the holders of any Series of First Lien Debt, (ii) any matters related to breach of or modification of any covenants in any First Lien Debt Documents concerning the granting of Liens, the incurrence of Indebtedness and the maintenance of insurance, (iii) any similar provisions of any other Credit Facility, and (iv) any matters relating to the Collateral (including the Collateral that may be provided to the counterparties to any Other Hedge Agreements or any Specified Secured Hedge Agreements).  The Lenders agree that they shall not modify or take any action pursuant to any provision of their First Lien Debt Documents relating to the matters set forth in this Section 8.2(b) if the Required First Lien Debtholders do not vote in favor of such modification or action in accordance with Section 8.2(a).

(c)           Each of the First Lien Representatives shall be entitled after the occurrence and during the continuance of an Event of Default to request a re-vote with respect to any Act of Required First Lien Debtholders concerning the taking or refraining from taking any remedies if it believes that (i) the voting percentages of the various Series of First Lien Debt have changed in any material respect or (ii) facts or circumstances with respect to the Company, the Guarantors or the Collateral have changed sufficiently that such First Lien Representative could reasonably believe such re-vote would have a different outcome than the original vote; provided that if the First Lien Creditors have, following any vote or other determination by such First Lien Creditors pursuant to an Act of Required First Lien Debtholders, entered into any amendment,  consent,  waiver, standstill,  forbearance,  modification or similar agreement with the Company, or otherwise agreed with the Company (other than through a pattern or course of conduct) to take or not to take a specified action (collectively, an “Action”), the First Lien Representatives shall not be entitled to request a revote with respect to the matters covered by such Action during the period in which such Action remains in effect.

8.3          Calculation of Obligations under Hedge Agreements.  Any calculation of obligations outstanding under a Hedge Agreement Document for purposes of this Agreement or any other First Lien Security Document shall be made based on the Hedge Agreement Outstanding Amount thereunder.

8.4          Successors and Assigns.  (a)  Except as provided in Section 5.2, and subject to Section 7.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void.  All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each First Lien Representative and each present and future holder of First Lien Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

(b)        Neither the Company nor any other Grantor may assign its rights or obligations hereunder or under any other First Lien Security Document other than in accordance with the terms hereof and thereof.  All obligations of the Company and the other Grantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each First Lien Representative and each present and future holder of First Lien Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

8.5          Delay and Waiver.  No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other First Lien Security Documents will impair any such right, power or remedy or operate as a waiver thereof.  No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy.  The remedies herein are cumulative and are not exclusive of any remedies provided by law.

8.6          Notices.  Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Trustee:	Wells Fargo Bank, National Association 45 Broadway, 14th Floor New York, NY 10006 Attention: Corporate Trust Services - Administrator Coffeyville Resources LLC Fax: (212) 515 1589

If to the Hedge Counterparty	J. ARON & COMPANY 85 Broad Street New York, New York 10004 Attention: Hilary Ackermann, Credit Department Fax: (212) 346 2758 With a copy to: Steven M. Bunkin, Legal Department Fax: (212) 428 3675

If to the Company or any other Grantor:	COFFEYVILLE RESOURCES, LLC 2277 Plaza Drive, Suite 500 Sugar Land, TX 77479 Attention: Edward Morgan Fax: (281) 207-3389

If to the Administrative Agent:	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH Agency Group Credit Suisse One Madison Ave New York, NY 10010

with a copy to: Attention: Jon Cutler Telecopier: (212) 538-9884

If to the Indenture Agent:	Wells Fargo Bank, National Association 45 Broadway, 14th Floor New York, NY 10006 Attention: Corporate Trust Services — Administrator Coffeyville Resources LLC Fax: (212) 515 1589

and if to any other First Lien Representative, to such address as it may specify by written notice to the parties named above, or in the case of any Person after the foregoing notice address for such Person changes, to such other address as may be hereafter designated by such Person in a written notice delivered to the other parties hereto.

All notices and communications will be transmitted by email or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above or, as to holders of First Lien Debt, its address shown on the register kept pursuant to the applicable First Lien Debt Documents or as otherwise set forth in the applicable First Lien Debt Documents.  Failure to mail a notice or communication to a holder of First Lien Debt or any defect in it will not affect its sufficiency with respect to other holders of First Lien Debt.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

8.7          Notice Following Discharge of First Lien Obligations.  Promptly following the Discharge of First Lien Obligations with respect to one or more Series of First Lien Debt, each First Lien Representative with respect to each applicable Series of First Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee.

8.8          Entire Agreement.  This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

8.9          Payment of Expenses and Taxes; Indemnification.  The Grantors agree (a) to pay or reimburse the Collateral Trustee for all its reasonable out-of-pocket fees, costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other First Lien Security Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Collateral Trustee, and the preservation of the Liens or any rights of the Collateral Trustee (b) after the occurrence of a Triggering Event, to pay or reimburse the Collateral Trustee and the other Secured Parties for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other First Lien Security Documents and any such other documents, including the fees and disbursements of counsel to the Collateral Trustee and the other Secured Parties, (c) to pay, indemnify, and hold harmless the Collateral Trustee and the other Secured Parties from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other First Lien Security Documents and any such other documents, and (d) to pay, indemnify and hold harmless the Collateral Trustee and the other Secured Parties and their respective directors, officers, employees, trustees and agents from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable and documented fees, disbursements and other charges of counsel, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other First Lien Security Documents and any such other documents, including any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law (all the foregoing in this clause (d), collectively, the “indemnified liabilities”); provided that the Grantors shall have no obligation hereunder to the Collateral Trustee or any other Secured Party nor any of their respective directors, officers, employees and agents with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the party to be indemnified (in each case as determined by a final non-appealable order by a court of competent jurisdiction).  The agreements in this Section 8.9 shall survive repayment of the First Lien Obligations and all other amounts payable hereunder and under the other First Lien Debt Documents and the removal or resignation of the Collateral Trustee.

8.10        Severability.  If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

8.11        Headings.  Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

8.12        Obligations Secured.  All obligations of the Grantors set forth in or arising under this Agreement will be First Lien Obligations and are secured by all Liens granted by the First Lien Security Documents.

8.13        Governing Law.  THIS AGREEMENT AND ANY CLAIM OR CONTROVERSY RELATING TO THE SUBJECT MATTER HEREOF, WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE, SHALL BE GOVERNED

BY THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8.14        Consent to Jurisdiction; Waivers.  Each party hereto hereby irrevocably and unconditionally:

(i)            submits for itself and its property in any legal action or proceeding relating to this Agreement and the other First Lien Security Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(ii)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address set forth in Section 8.6 or at such other address of which the Collateral Trustee shall have been notified pursuant thereto;

(iv)          agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.14 any special, exemplary, punitive or consequential damages.

8.15        Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.16        Counterparts.  This Agreement may be executed in any number of counterparts (including by facsimile or other electronic means), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

8.17        Effectiveness.  This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

8.18        Additional Grantors.  The Company will cause each Person that becomes a Grantor or is required by any First Lien Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the parties hereto a Joinder and any other documentation required by the Collateral Trustee, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof.  The Company shall promptly provide each First Lien Representative with a copy of each Joinder executed and delivered pursuant to this Section 8.18.

8.19        Continuing Nature of this Agreement.  This Agreement will be reinstated if at any time any payment or distribution in respect of any of the First Lien Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any holder of First Lien Obligations (whether by demand, settlement, litigation or otherwise).

8.20        Insolvency.  This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor.  The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

8.21        Rights and Immunities of First Lien Representatives.  The Administrative Agent will be entitled to all of the rights, protections, immunities and indemnities set forth in the Existing Credit Agreement, the Indenture Agent will be entitled to all of the rights, protections, immunities and indemnities set forth in the Existing Indenture and any future First Lien Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture, hedge agreement or other agreement governing the applicable First Lien Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein.  In no event will any First Lien Representative be liable for any act or omission on the part of the Grantors or the Collateral Trustee hereunder.

8.22        Rights of J. Aron.  Notwithstanding anything to the contrary in this Agreement, if the J. Aron Hedge Agreement is no longer in existence and no Hedge Agreement Debt is owed to J. Aron, J. Aron shall not have any rights under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives as of the day and year first above written.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent

By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Vice President

By:	/s/ Vipul Dhadda
	Name:	Vipul Dhadda
	Title:	Associate

FIRST AMENDED AND RESTATED COLLATERAL TRUST AND INTERCREDITOR AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Indenture Agent

By:	/s/ Martin Reed
	Name:	Martin Reed
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Trustee

By:	/s/ Martin Reed
	Name:	Martin Reed
	Title:	Vice President

FIRST AMENDED AND RESTATED COLLATERAL TRUST AND INTERCREDITOR AGREEMENT

J. ARON & COMPANY,
as Hedge Counterparty

By:	/s/Donna Mansfield
	Name:	Donna Mansfield
	Title:	Attorney In Fact

FIRST AMENDED AND RESTATED COLLATERAL TRUST AND INTERCREDITOR AGREEMENT

COFFEYVILLE RESOURCES, LLC
COFFEYVILLE FINANCE INC.
CL JV HOLDINGS, LLC
COFFEYVILLE PIPELINE, INC.
COFFEYVILLE REFINING & MARKETING, INC.
COFFEYVILLE NITROGEN FERTILIZERS, INC.
COFFEYVILLE CRUDE TRANSPORTATION, INC.
COFFEYVILLE TERMINAL, INC.
COFFEYVILLE RESOURCES PIPELINE, LLC
COFFEYVILLE RESOURCES REFINING & MARKETING, LLC
COFFEYVILLE RESOURCES NITROGEN FERTILIZERS, LLC
COFFEYVILLE RESOURCES CRUDE TRANSPORTATION, LLC
COFFEYVILLE RESOURCES TERMINAL, LLC
CVR SPECIAL GP, LLC

By:	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	Chief Financial Officer and Treasurer

CVR PARTNERS, LP
By: CVR GP, LLC

By:	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	Chief Financial Officer and Treasurer

FIRST AMENDED AND RESTATED COLLATERAL TRUST AND INTERCREDITOR AGREEMENT

EXHIBIT A
to Collateral Trust Agreement

[FORM OF]
JOINDER

The undersigned,                                           , a                               , hereby agrees to become party as [a Grantor] [a First Lien Representative] under the First Amended and Restated Collateral Trust and Intercreditor Agreement, dated as of April 06, 2010, among Coffeyville Resources, LLC, Coffeyville Finance Inc, the Grantors from time to time party thereto, Credit Suisse AG, Cayman Islands Branch., as Administrative Agent under the Existing Credit Agreement (as defined therein), Wells Fargo Bank, National Association, as Indenture Agent (as defined therein), each additional First Lien Representative (as defined therein) a party thereto, each Second First Lien Representative (as defined therein) a party thereto and Wells Fargo Bank, National Association, as Collateral Trustee (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.

The provisions of Article 8 of the Collateral Trust Agreement will apply with like effect to this Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be executed by their respective officers or representatives as of                                       , 20        .

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By:
Name:
Title:

A-1